Exhibit 99.4

NORANDA ALUMINUM ACQUISITION CORPORATION

NORANDA ALUMINUM HOLDING CORPORATION

OFFER TO EXCHANGE

$510,000,000 Principal Amount of Noranda Aluminum Acquisition Corporation’s Senior Floating Rate Notes due 2015, which have been registered under the Securities Act of 1933, as amended, for a Like Principal Amount of Noranda Aluminum Acquisition Corporation’s outstanding Senior Floating Rate Notes due 2015

$220,000,000 Principal Amount of Noranda Aluminum Holding Corporation’s Senior Floating Rate Notes due 2014, which have been registered under the Securities Act of 1933, as amended, for a Like Principal Amount of Noranda Aluminum Holding Corporation’s outstanding Senior Floating Rate Notes due 2014

pursuant to the Prospectus dated                    , 2008

To Our Clients:

Enclosed for your consideration is a Prospectus dated                    , 2008 (as the same may be amended or supplemented from time to time, the “Prospectus”) and a form of Letter of Transmittal (the “Letter of Transmittal”) relating to the offer (the “Exchange Offer”) by Noranda Aluminum Holding Corporation, a Delaware corporation (“Noranda HoldCo”), and Noranda Aluminum Acquisition Corporation, a Delaware corporation (“Noranda AcquisitionCo,” and together with Noranda HoldCo, the “Issuers”), to exchange up to $510,000,000 aggregate principal amount of Noranda AcquisitionCo’s Senior Floating Rate Notes due 2015 and $220,000,000 aggregate principal amount of Noranda HoldCo’s Senior Floating Rate Notes due 2014 (collectively, the “Exchange Notes”) registered under the Securities Act of 1933, as amended (the “Securities Act”), for Noranda AcquisitionCo’s outstanding unregistered Senior Floating Rate Notes due 2015 and Noranda HoldCo’s outstanding unregistered Senior Floating Rate Notes due 2014, which have certain transfer restrictions (collectively, the “Old Notes”), that were issued and sold in integral multiples of $1,000 in excess of $2,000 in a transaction exempt from registration under the Securities Act.

The material is being forwarded to you as the beneficial owner of Old Notes carried by us for your account or benefit but not registered in your name. A tender of any Old Notes may be made only by us as the registered holder and pursuant to your instructions. Therefore, the Issuers urge beneficial owners of Old Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to tender Old Notes in the Exchange Offer.

Accordingly, we request instructions as to whether you wish us to tender any or all of the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and the Letter of Transmittal before instructing us to tender your Old Notes.

Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 11:59 p.m., New York City time, on                    , 2008, unless extended (the “Expiration Date”). Old Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

Your attention is directed to the following:

1.    The Exchange Offer is for the exchange of $1,000 principal amount at maturity of the Exchange Notes for each $1,000 principal amount at maturity of the Old Notes, subject to a minimum denomination of $2,000. The terms of the Exchange Notes are identical in all material respects (including principal amount, interest rate, maturity and redemption rights) to the Old Notes for which they may be exchanged, except that the Exchange Notes generally will not be subject to transfer restrictions or be entitled to registration rights, and the Exchange Notes will not have the right to earn additional interest under circumstances relating to our registration obligations.

2.    The Exchange Offer is subject to certain conditions. See “The Exchange Offer—Conditions to the Exchange Offer” in the Prospectus.

3.    The Exchange Offer and withdrawal rights will expire at 11:59 p.m., New York City time, on                    , 2008, unless extended.

4.    The Issuers have agreed to pay the expenses of the Exchange Offer except as provided in the Prospectus and the Letter of Transmittal.

5.    Any transfer taxes incident to the exchange of Old Notes under the Exchange Offer will be paid by the Issuers, except as provided in the Prospectus and the Letter of Transmittal.

The Exchange Offer is not being made to nor will exchange be accepted from or on behalf of holders of Old Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

If you wish to have us tender any or all of your Old Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Old Notes held by us and registered in our name for your account or benefit.

INSTRUCTIONS TO REGISTERED HOLDER FROM BENEFICIAL OWNER

The undersigned acknowledge(s) receipt of your letter and the accompanying Prospectus dated                 , 2008 (as the same may be amended or supplemented from time to time, the “Prospectus”) and Letter of Transmittal (the “Letter of Transmittal”) relating to the offer (the “Exchange Offer”) by Noranda Aluminum Holding Corporation, a Delaware corporation (“Noranda HoldCo”), and Noranda Aluminum Acquisition Corporation, a Delaware corporation (“Noranda AcquisitionCo,” and together with Noranda HoldCo, the “Issuers”), to exchange up to $510,000,000 aggregate principal amount of Noranda AcquisitionCo’s Senior Floating Rate Notes due 2015 and $220,000,000 aggregate principal amount of Noranda HoldCo’s Senior Floating Rate Notes due 2014 (collectively, the “Exchange Notes”) registered under the Securities Act of 1933, as amended (the “Securities Act”), for Noranda AcquisitionCo’s outstanding unregistered Senior Floating Rate Notes due 2015 and Noranda HoldCo’s outstanding unregistered Senior Floating Rate Notes due 2014 (collectively, the “Old Notes”), upon the terms and subject to the conditions set forth in the Prospectus and Letter of Transmittal.

This form will instruct you to exchange the aggregate principal amount of Old Notes indicated below (or, if no aggregate principal amount is indicated below, all Old Notes) held by you for the account or benefit of the undersigned, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal.

If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Old Notes, including but not limited to the representations that the undersigned (i) is not an “affiliate,” as defined in Rule 405 under the Securities Act, of the Issuers, (ii) is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of Exchange Notes, (iii) is acquiring the Exchange Notes in the ordinary course of its business and (iv) is not a broker-dealer tendering Old Notes acquired for its own account directly from the Issuer. If a holder of the Old Notes is an affiliate of the Issuers, is not acquiring the Exchange Notes in the ordinary course of its business, is engaged in or intends to engage in a distribution of the Exchange Notes or has any arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired pursuant to the Exchange Offers, such holder may not rely on the applicable interpretations of the staff of the Securities and Exchange Commission relating to exemptions from the registration and prospectus delivery requirements of the Securities Act and must comply with such requirements in connection with any secondary resale transaction.

Principal Amount Held for Account Holders	Principal Amount of Old Notes to be Tendered

$	$

$	$

$	$

*I (we) understand that if I (we) sign these instruction forms without indicating an aggregate principal amount of Old Notes in the space above, all Old Notes held by you for my (our) account will be exchanged.

Signature(s)

Capacity (full title), if signing in a fiduciary or representative capacity

Name(s) and address, including zip code

Date:

Area Code and Telephone Number

Taxpayer Identification or Social Security Number

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